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                                                                   EXHIBIT 10.15

                                 LEASE AGREEMENT

1.                               BASIC PROVISIONS

1.1      Date:                July 25, 2003

1.2      Landlord:            Orsett/Piedmont Limited Partnership

1.3      Landlord's Address:

         For Payments:        Orsett Properties, Ltd.
                              P.O. Box 81220
                              Wellesley, Massachusetts 02481

         For Notices:         Orsett Properties, Ltd.
                              4647 North 32nd Street, Suite 150
                              Phoenix, Arizona 85018
                              Attn: Legal

         With a Copy to:      Orsett Properties, Ltd.
                              372 Washington Street
                              Wellesley, Massachusetts 02481
                              Attn: Greg Nelson

1.4      Tenant:              Asset Acceptance LLC, a Delaware limited
                              liability company

1.5      Tenant's Address:    9801 South 51st Street
                                Phoenix, Arizona 85018

                                With a copy to:

                              Mark Redman
                                Asset Acceptance LLC
                              6985 Miller Road
                                Warren, Michigan 48092

                                With an additional copy to:

                                Salvatore A. Munaco
                                Signature Associates - ONCOR International
                                One Town Square, Suite 1200
                                Southfield, Michigan 48076

1.6      Property:            The parcel of real estate located in
                              Maricopa County, Arizona, described on
                              Exhibit "A" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements, rights and appurtenances thereto.

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1.7      Building:           That building known as the Piedmont
                             Corporate Center, located at 9801 South 51st
                             Street in Phoenix, Arizona, and situated on the Property. The Building has a stipulated total rentable space of approximately 71,550 square feet.

1.8      Leased Premises:    Stipulated to be 71,550 rentable square feet
                             as outlined on the Floor Plan attached
                             hereto as Exhibit "B".

1.9      Permitted Use:      General office use and such other uses as
                             may be allowed by the zoning for the
                             Property and no other

1.10     Lease Term:         78 full calendar months following the
                             Commencement Date

1.11     Renewal Option:     2 term of 5 years, to be exercised no less
                             than 180 days prior to the end of the Lease
                             Term or Option Period, as applicable.

1.12     Commencement Date:  October 1, 2003

1.13     Basic Rent:         $0.9324 per square foot per month for months
                             1-78 ($66,713.22), plus NNN charges and
                             rental tax

1.14     Security Deposit:   Waived

1.15     Amount Due at Lease Execution: $0

1.16     Building Hours:     24 hours per day, 7 days per week, 365 days
                             per year

1.17     Tenant's Pro Rata Share:   100%

1.18     Deleted

1.19     Tenant Improvement Allowance:       $1,379,943. Of that sum, $664,443
                                             shall be paid by Landlord to Tenant
                                             on October 1, 2003, with the
                                             balance of the allowance to be paid
                                             as described in the Work Letter
                                             attached as Exhibit "D".

1.20     Parking Spaces:    Tenant to have sole and exclusive use of all
                            parking spaces (496) (both covered and
                            uncovered) on the Property

1.21     Parking Charges:   None

1.22     Guarantor(s):      None

1.23     Tenant's Broker:   Signature Associates - ONCOR International
                            and CORE Realty Partners-ONCOR International

1.24     Exhibits           Exhibit "A"   Legal Description
                            Exhibit "B"   Floor Plan

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                                    Exhibit "C"  Deleted
                                    Exhibit "D"  Work Letter
                                    Exhibit "E"  Renewal Option
                                    Exhibit "F"  Rules and Regulations

2.                         LEASED PREMISES

         Landlord hereby leases to Tenant, and Tenant hereby leases and accepts the Leased Premises from Landlord upon the terms and conditions set forth in this Lease (including the Basic Provisions of Section 1 which are incorporated herein by this reference). Except as may be otherwise provided herein, Tenant shall have the exclusive right to use the Building Common Areas (as defined below). For the purposes of this Lease, the term "Building Common Areas" means common walkways and footpaths, electrical and telephone closets, landscaped areas, parking areas and such other areas of the Property which are not part of the Leased Premises. Landlord and Tenant agree that the rentable area of the Leased Premises for all purposes under this Lease shall be the Rentable Area specified in Section 1.8 above.

3.                         LEASE TERM; COMMENCEMENT DATE

3.1 Lease Term. The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Section 1.10 above, unless sooner terminated in accordance with the further provisions of this Lease. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter acknowledging the Commencement Date.

3.2 Commencement Date. The "Commencement Date" shall mean the date referenced in Section 1.12 above. Landlord shall deliver the Premises to Tenant within 5 days after execution of this Lease.

4.                         SECURITY DEPOSIT

         Deleted.

5.                         RENT

5.1 Payment of Basic Rent. Tenant shall pay to Landlord the Basic Rent set forth in Article 1.13 above. The Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and without abatement, deduction or set-off. Basic Rent for the first full calendar month in which Basic Rent is payable shall be paid upon Tenant's execution of this Lease (along with the Security Deposit) and Basic Rental for any partial month at the beginning of the Lease Term shall be paid on the Commencement Date. Basic Rental and Additional Rent for any partial month at the beginning or the end of the Lease Term shall be prorated based on a 30-day month. All payments under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the following address: Orsett Properties, PO Box 81220, Wellesley, MA, 02481, or to such other person or at such other place as Landlord may from time to time designate in writing.


5.2 Rent Tax. In addition to the Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Basic Rent and payments of Additional Rent, an amount equal to any taxes, impositions, fees, including, without limitation, any sales, rental, occupancy, excise, use or transaction privilege taxes assessed or levied upon Landlord with respect to the amounts

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paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, any tax now or subsequently imposed by the city in which the Property is located, the County of Maricopa, the State of Arizona, any other governmental or municipal body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, or income tax assessed against Landlord.

5.3 Additional Rent. In addition to Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease (including amounts to be paid by Tenant pursuant to Article 6 below) shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable on a monthly basis at the same time the Basic Rent is due. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Basic Rent.

6.                         NET COSTS

6.1 Generally. In addition to the Basic Rent set forth in Article 1 above, Tenant agrees to pay to Landlord at the times and in the manner hereinafter provided Tenant's Pro Rata Share of the net costs (hereinafter defined) paid or incurred by Landlord or its designated agent during the term hereof. For the purpose of this Article 6, the term "net costs" means all costs and expenses of any kind accrued, paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, use, management, repair, service, insurance, operation and maintenance of the Building and the Property, including without limitation: landscaping; line painting; lighting; sanitary control; removal of trash and other refuse; and reasonable reserves for replacements and repairs and the cost of personnel to implement such services. Also included in the net costs are Landlord's costs incurred from capital expenditures which benefit, maintain, or improve the Building and Building Common Areas, capital expenditures reasonably calculated to reduce the operating cost of same, and capital expenditures required to comply with governmental laws, rules, regulations, codes or ordinances. The cost of capital expenditures shall be amortized over the number of years of the useful life of the expenditure. Any item expensed by Landlord on its federal tax return shall be conclusively deemed an operating expense for purposes of determining whether an item is a capital expenditure or an operating expense. Tenant shall also pay Tenant's Pro Rata Share of Owner's reasonable management fees incurred for the operation of the Building and Building Common Areas, such fees in no event to exceed 3% of gross receipts.

         Notwithstanding anything to the contrary contained herein, in no event shall Tenant's Pro Rata Share of controllable net costs (which shall mean all net costs except Taxes, costs of utilities, insurance, and costs to comply with laws) increase by more than 5% over Tenant's Pro Rata Share of controllable net costs for the prior calendar year of the Lease Term. Any increases in Tenant's Pro Rata Share of controllable net costs that shall be in excess of such 5% cap (the "carryover amount") may be included by Landlord in increases in Tenant's Pro Rata Share of controllable net costs payable by Tenant in any subsequent year until such carryover amount is recouped), provided that the Tenant's Pro Rata Share of controllable net costs for such subsequent year shall not, inclusive of the carryover amount, exceed 5% over the previous year's amount.

         Landlord will annually provide to Tenant a breakdown of the controllable net costs. In the event that Tenant shall reasonably object to one or more of said net costs (i.e., landscaping, parking lot sweeping, etc.) Tenant shall provide written notice thereof to Landlord within 10 days after receipt of the breakdown of such objection. If following discussion of the matter with Landlord Tenant still objects to the item or items, Landlord will solicit at least 2 additional bids for such service or item, and if one of the bids is less than the current amount, then Landlord will use the low bid.

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         Notwithstanding anything to the contrary contained in this Section, the following costs shall specifically not be deemed to be net costs as defined herein:

         1. Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of the right of eminent domain;

         2. Leasing commission, attorneys' fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with tenants/Tenant, other occupants, or prospective tenants of other occupants, or purchasers or mortgagees of the Building;

         3. Expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for tenants/Tenant or other occupants or vacant space;

         4. Landlord's costs of electricity and other services sold to tenants/Tenant and for which Landlord is entitled to be reimbursed by tenants/Tenant as an additional charge or rentable over and above the basic rent payable under the Lease with such tenants/Tenant;

         5. Except as otherwise provided herein, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles; provided, however, that Landlord may include capital expenditures to the extent that the same is amortized over the useful life of the improvement;

         6. Except as otherwise provided herein, depreciation and amortization;

         7. Except as otherwise provided herein, costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools all in conformance with generally accepted accounting principles; provided, however, that Landlord may include any such capital costs in operating expenses to the extent that the same is amortized over the useful life of the improvement;

         8. Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant;

         9. Costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease;

         10. Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

         11. Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

         12.      Landlord's general partnership overhead;

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         13.      Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

         14. All items and services for which Tenant or tenants reimburse Landlord or pay third persons;

         15.      Advertising and promotional expenditures;

         16. Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

         17. Costs incurred in connection with the sale, refinancing, mortgaging or selling or change of ownership of the Building, including brokerage commissions, attorneys' and accountants' fees, closing costs and interest charges, as well as increases in real estate taxes arising directly from the sale of the project;

         18. Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utilities, bill and other costs incurred by Landlord's failure to make such payments when due;

         19. Costs or expenses for owning, leasing and/or maintaining sculpture, painting, or other works or art (but excluding lobby plants, which are leased) installed in and on the Building or the Land;

         20. Any other expenses which, under generally accepted accounting principles, consistently applied, would not be rendered as, or otherwise considered to be, a normal maintenance or operating expense of the Building, except as otherwise set forth in this Lease;

         21. State, local or federal personal or corporate income taxes measured by the income of Landlord from all sources or from sources other than rent alone, estate and inheritance taxes, franchise, succession and transfer taxes and interest on taxes and penalties resulting from failure to pay real estate taxes. Further, the amount of tax expenses paid by Tenant and attributable to tenant improvements, or tax expenses in connection with other alterations, additions, substitutions and improvements done by or for the tenants in the Building which is separately assessed to and paid by such other tenants or directly received by Landlord from such other tenants, shall be excluded from operating expenses;

         22. Expenses and costs relating in any way whatsoever to the identification, testing, monitoring, control, encapsulation, removal, replacement, repair and abatement of any hazardous materials within the Building, Leased Premises and the Land;

         23. Costs with respect to Landlord's central office, if any, or its operations conducted, or employees engaged, therein, except costs that directly relate to or are otherwise allocable to the Land, the Building, or any portion thereof;

         24.      Initial construction of the Building;

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         25.      Initial supplies for the Building, or otherwise incidental to preparing the Building for initial operation;

         26. The costs of correcting defects in the construction of the building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

         27. The cost incurred by Lessor or any other lessee of complying with building codes, any other governmental rule or requirement; however, the cost of complying with any building code or any other governmental rule or requirements enacted after this Lease is signed shall be borne by Lessee only in proportion to Lessee's premises' share of the total Building and Lessee's remaining lease term as a percentage of the useful life of the compliance measure; in no instance will Lessee pay any fines or penalties incurred by Lessor for failure to comply with such codes, rules or regulations.

6.2 Taxes. Tenant covenants and agrees to pay Tenant's Pro Rata Share of "Taxes" which may be levied or assessed for each calendar year during the entire term of this Lease, against the Building, Property, and any improvements thereon, or relating to the operation or use thereof. For purposes hereof, "Taxes" means all forms of real estate taxes, impositions, charges, fees and assessments (including, without limitation, all assessments for public improvement or benefit), duties, excises, levies, licenses, permit fees and other charges of governmental authorities (including, without limitation, transaction privilege, sales, gross receipts, rental occupancy or other like taxes), whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind and nature whatsoever, which, at any time prior to or during the Lease Term, may have been or may be assessed, levied, imposed upon or arise or become due or payable out of or in respect of the Building or Property or any part thereof, any legal or equitable interest of Landlord or Tenant therein, Landlord's rentals or other income therefrom, Landlord's leasing of the Building or any part thereof, any use, occupancy or operation of the Leased Premises or any part thereof, provided, however, that such term shall not include any income or any estate, inheritance, succession, capital stock, or capital gains tax, levied upon Landlord. Notwithstanding the foregoing, if at any time after the date hereof; the methods of taxation shall be changed so that in lieu of, as a substitute for, or in addition to, the whole or any part of any Taxes now levied, assessed or imposed, there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition or charge on the rents received from real property, or (b) a license fee measured by the rent payable by Tenant to Landlord, or (c) any other substitute tax, assessment, levy, imposition or charge, then all such license fees, taxes, assessments, levies, impositions and charges shall constitute Tax for the purposes hereof. All costs, expenses, attorneys' fees and consulting fees (including, without limitation, the costs of tax consultants) incurred by Landlord in connection with attempting to reduce the assessed valuation of land, buildings and improvements on the Property and/or in protesting or contesting the amount or validity of any Taxes also shall also constitute Taxes for the purposes hereof. The certificate of non-payment or bill for any Tax issued by the appropriate governmental authority shall be prima facie evidence that such Tax is due and unpaid.

         Landlord and Tenant understand and agree that they have a mutual interest in keeping the Taxes as low as possible, and that Landlord will annually consult with an independent third-party expert regarding whether or not to protest the valuation of the Taxes. Following consultation with such expert, Landlord shall notify Tenant of Landlord's determination. If Tenant disagrees with the determination of Landlord, Tenant shall provide written notice thereof to Landlord and thereafter Landlord and Tenant shall discuss Landlord's decision, along with such expert if necessary. Notwithstanding the foregoing,

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Landlord and Tenant agree that the decision whether or not to protest Taxes must ultimately lie with the Landlord.

         Should the state in which the Building and Property is located or any political subdivision thereof or any governmental authority having jurisdiction over the Building and Property impose a tax or assessment (other than an income or franchise tax) either upon or against the rent payable by tenants in the Building to Landlord or upon or against the business of renting land or buildings, either by way of substitution for the taxes and assessments levied or assessed against such land and buildings, or in addition thereto, such tax or assessment shall be deemed to constitute a tax or assessment against such land and such buildings for the purpose of this section.

         Tenant shall pay directly to the levying governmental authority prior to delinquency, all personal property taxes levied upon all of Tenant's trade fixtures, equipment and other personal property located in, on or about the Leased Premises (collectively, "Tenant's Equipment") and all other taxes which may be imposed, levied or assessed upon this Lease or upon any rental or other payments of any kind or nature whatsoever made hereunder or in connection herewith or with the conduct of Tenant's business operations or any rentals received by Tenant from permitted subtenants, licensees, concessionaires or other permitted users or occupants of all or any portion of the Premises. If any or all of Tenant's Equipment shall be assessed and taxed with Landlord's real or personal property, Tenant shall, within 5 days after written demand from Landlord, pay the amount of such taxes which are attributable to Tenant's Equipment as reasonably determined by Landlord.

6.3 Payment of Tenant's Pro Rata Share. Tenant's Pro Rata Share of all Taxes and net costs shall be paid to Landlord, as additional rent, in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Within sixty (60) days after the close of each calendar year of the Lease Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Pro Rata Share for such year. If the total amount paid by Tenant under this section for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within 10 days alter demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall promptly be refunded by Landlord to Tenant. All amounts due hereunder shall be payable to Landlord at the place where the Basic Rent is payable. For the calendar years in which this Lease commences and terminates, the provisions of this section shall apply, and Tenant's liability for Tenant's Pro Rata Share for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years.

6.4 Tenant's Audit Rights. Upon at least seven (7) days' written notice to Landlord, Tenant shall have the right, at its sole cost, for a period of one hundred eighty (180) days after Tenant's receipt of a Statement, to review and/or audit Landlord's records of Operating Expenses and Taxes for the calendar year to which such Statement pertains, such review or audit to be performed during normal business hours at Landlord's business office. If such audit discloses an error in this Statement, the difference shall promptly be paid by, or credited to, Tenant, as appropriate. If Tenant does not exercise its right of review and/or audit within such one hundred eighty (180) day period, this right of review and/or audit shall expire and the Statement to which such one hundred eighty (180) day period pertains shall be final and binding upon Tenant.

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7.                         CONDITION, REPAIRS AND ALTERATIONS

7.1 Condition of Leased Premises. Landlord shall provide the Leased Premises to Tenant, and Tenant accepts the Leased Premises in the "AS IS" condition, and Landlord makes no representations, covenants or warranties whatsoever concerning the condition of the Leased Premises and has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement on or part of the Leased Premises, except as set forth in the "Work Letter" marked as Exhibit "D" below and except for the replacement of defective thermostats and maintenance as generally described in the report by Tri-City Mechanical dated June 16, 2003. Landlord shall not be required to use Tri-City Mechanical for the completion of such work. Tenant represents and warrants that it has inspected the Leased Premises prior to execution of the Lease, and that it is relying on its own inspection in executing this Lease and not any statement, representation or warranty of Landlord, its agents, employees or contractors. Tenant's taking possession of the Leased Premises shall be deemed conclusive evidence that as of the date of taking possession the Leased Premises are in good order and satisfactory condition. Tenant acknowledges and agrees that it has received and reviewed a copy of the plans for the Building. Landlord acknowledges and agrees that the Building and the existing improvements were constructed in compliance with the Americans with Disabilities Act.

7.2 Alterations and Improvements. Other than the initial improvements to the Leased Premises, which shall be governed by the Work Letter attached hereto, Tenant shall not make any material improvements (defined as having a construction cost in excess of $10,000) or other alterations to the interior of the Leased Premises, or undertake any construction whatsoever involving structural components or roof penetrations, without prior to commencing any such work obtaining the written consent of Landlord to the proposed work, which shall not be unreasonably withheld, including the approval by Landlord of the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements, and the materials used in connection with such alterations. Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the interior of the Leased Premises will be completed in a good and workmanlike manner. Landlord may also require that any work done to the Leased Premises (such as any roof penetrations or other structural changes) be done by Landlord's own employees or contractors, but at Tenant's expense. Other than improvements by Tenant made pursuant to the Work Letter attached hereto, any additional improvements and alterations to the interior of the Leased Premises shall be subject to the supervision of Landlord or its designee, and Tenant shall pay to Landlord, upon completion of such work, a supervision fee in an amount equal to 5% of the cost of such work. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with those improvements and alterations that are standard for the Building, and upon completion shall be the property of Landlord. Tenant may remove its trade fixtures, property (including office supplies) and moveable office furniture and equipment not attached to the Building provided: (i) such removal is made prior to the expiration or termination of this Lease; (ii) Tenant is not then in default in the performance of its obligations under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal. Tenant shall give Landlord written notice of such removal at least three (3) business days prior to commencement thereof. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount reasonably acceptable to Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to

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Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.

7.3 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof (including without limitation, interior walls, floor coverings, ceilings (including tiles and grid) all improvements to the Leased Premises (including the Tenant Improvement Work (as defined in the Work Letter)) outlets and fixtures in good condition and repair except where the same is required to be done by Landlord pursuant to
Article 7.4. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear and damage from casualty excepted. Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for any repairs to the Leased Premises, the Building and the Property made necessary by any action or inaction of Tenant, its employees, contractors, agents or invitees.

7.4 Landlord's Obligations. Landlord shall make all necessary repairs and replacement if necessary to the structural portion of the roof, foundation, floors and exterior walls of the Building. Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service, except to the extent specifically provided in Section 8.2.

7.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and Tenant's personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Property caused by such removal. All such removal and repair shall be at Tenant's sole cost and expense. All repairs required of Tenant pursuant to the provisions of this
Article 7.5 shall be performed in a manner reasonably satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

7.6 No Abatement. Except as specifically provided herein, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant's Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Property. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

8.                         SERVICES

8.1 Utilities. Tenant shall be solely responsible for and shall promptly pay all charges for heat, water, gas, telephone, electricity or any other utility used or consumed in the Leased Premises commencing upon delivery of the Leased Premises to Tenant. Should Landlord elect to supply the water, gas, heat, electricity or any other utility used or consumed in the Leased Premises, Tenant agrees to purchase any such utilities from Landlord and pay for same as Additional Rent. Tenant agrees to cooperate fully at all times with Landlord to abide by all rules, regulations and requirements for the use and conservation of the above utilities. Any failure to pay any amounts owed by Tenant under this Article shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

8.2 Interruptions in Service. Landlord does not warrant that any of the foregoing utilities or any other services which Landlord may elect to supply will be free from interruption. Tenant acknowledges that any one or more of such utilities or services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Except as specifically set forth below, Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Basic Rent or Additional Rent by reason of any disruption of any utilities or any services that may be provided by Landlord from time to time. Notwithstanding the foregoing, if any interruption of utilities causes all or a portion of the Premises to be untenantable for a period of three (3) business days or more and is caused by Landlord or Landlord's employees, authorized agents or representatives, Rent shall be abated proportionately (based on both time and portion of Leased Premises left untenantable) from the date of interruption until the service is restored.

8.3 Telephone Service. Tenant shall be solely responsible for obtaining and installing and shall promptly pay all charges for telephone service used by Tenant. Tenant specifically agrees that Landlord will not be providing any telephone or telecommunications services or equipment to the Leased Premises, and that the date upon which any such telephone or telecommunication services shall be available or installed in the Leased Premises shall not effect the Commencement Date of this Lease. The Commencement Date shall not be modified regardless of whether Tenant is able to obtain such telecommunications service on or before the Commencement Date.

9.                         LIABILITY AND PROPERTY INSURANCE

9.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, contractors, servants or employees anywhere in the Leased Premises or the Property, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16 below, which coverage shall not be less than $3,000,000.00 per occurrence and $3,000,000.00 combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof. The liability policy or policies shall contain an endorsement naming Landlord, its partners, members or shareholders (as applicable), Landlord's lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

9.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring the Tenant Improvement Work and Tenant's alterations and/or improvements made pursuant to Article 7 above and Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

9.3 Worker's Compensation Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

9.4 Business Interruption Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business interruption insurance in an amount equal to 12 monthly installments of Basic Rent and Additional Rent payable to Landlord, together with taxes thereon, insuring Tenant against losses sustained by Tenant as a result of any cessation or interruption of Tenant's business in the Leased Premises for any reason.

9.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least 30 days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated not less than A-VIII in the then most current edition of "Best's Key Rating Guide". Certificates of Insurance relative to all insurance policies evidencing the coverage under each such policy, as well as the required additional insured endorsement(s), shall be delivered to Landlord no less than 15 days prior to the Commencement Date. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building or the Property, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this Article 9 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least 20 days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within 5 days after receipt by Tenant of a bill from Landlord. All policies of insurance shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. In addition, the policy of property insurance described in Article 9.2 shall name Landlord (and Landlord's lender, if Landlord shall so require) as a co-loss payee.

9.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 9, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which

Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within 5 days after receipt of a bill therefor.

9.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

9.8 Landlord Insurance. Landlord shall maintain fire and extended coverage insurance and any other such insurance as Landlord shall deem appropriate for the Building and Property, including without limitation environmental, loss of rent insurance, plate glass insurance and insurance on additions and improvements required to be made by Tenant and which have become or are to become the property of Landlord upon vacation of the Leased Premises by Tenant, in amounts reasonably determined by Landlord, but in any event no less than the full replacement cost thereof. Such insurance shall be maintained with insurance company(s) authorized to do business in Arizona and the proceeds of such insurance shall be payable solely to Landlord. If the annual premiums paid by Landlord shall exceed the standard rates for comparable buildings as a result of Tenant's use of the Leased Premises or the value of the contents thereof, Tenant shall promptly pay within thirty (30) days written notice thereof from Landlord the excess amount of such premiums. Landlord shall maintain a policy or policies of comprehensive general liability insurance with insurance company(s) authorized to do business in Arizona in amounts that Landlord shall reasonably determine, such insurance to afford minimum protection of not less than $3,000,000.00 in respect of personal injury or death in respect to any one occurrence, and of not less than $3,000,000.00 for property damage in any one occurrence.

10.                        RECONSTRUCTION

10.1 Obligation to Repair. In the event of any damage to the Leased Premises, Tenant shall promptly notify Landlord in writing thereof. If the Leased Premises or any part of the Building are damaged by fire or other casualty, the damage to the Building and/or the Leased Premises shall be repaired by and at the expense of Landlord, excluding any alterations or improvements made by Tenant (including, without limitation, the Tenant Improvement Work), unless this Lease is terminated in accordance with the provisions of Article 10.2 below. Until such repairs by Landlord are completed, Basic Rent and Additional Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business. Notwithstanding anything to the contrary contained herein, if such damage is due in whole or in part to the fault or neglect of Tenant, or any subtenant of Tenant, or any of their respective agents, employees, servants, contractors or invitees, there shall be no abatement of Basic Rent or Additional Rent and Tenant shall be required to repair all such damage at its sole cost and expense. There shall be no abatement of Basic Rent or Additional Rent on account of damage to the Building or the Property unless there is also damage to the Leased Premises.

10.2 Cancellation Option. If the damage is not fully covered by Landlord's insurance, or if Landlord determines in good faith that the cost of repairing the damage is more than one-third of the then-replacement cost of the Building, or if Landlord has determined in good faith that the required repairs to the Building cannot be made within 120 days of the date of the damage without the payment of overtime and other premiums, or in the event a Superior Mortgagee requires that all or any portion of the insurance proceeds be applied in reduction of the mortgage debt, or if such damage occurs during the final year of the Lease Term, then Landlord may, by written notice to Tenant within 60 days after the occurrence of such damage, terminate this Lease as of the date set forth in Landlord's notice to Tenant. If Landlord does not elect to terminate this Lease, Landlord shall, at its sole cost and expense, repair the Building and the Leased Premises, and while such repair work is being performed, the Basic Rent and Additional Rent shall be abated as provided above. Nothing in this Article shall be construed as a limitation of Tenant's liability for any such damage, should such liability otherwise exist.

         In the event that damage or destruction of the Leased Premises (which for purposes of this paragraph only shall mean the Leased Premises and any areas of the Building necessary for Tenant's use and enjoyment of the Leased Premises) shall (a) not be repaired by Landlord within 9 months after the date that Landlord shall receive all of the insurance proceeds in connection with such damage or destruction or (b) occur during the last 6 months of the initial term hereof or the last 6 months of any extension term, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof, which notice must be served no later than 30 days after the date that such right to terminate shall arise.

10.3 Reconstruction. Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction by a Superior Mortgagee. Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant Improvement Work or Tenant's improvements and/or alterations installed pursuant to Article 7 and the replacement of Tenant's stock in trade, trade fixtures, furniture, finishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

10.4 Waiver. Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease, including the provisions of ARS Section 33-343.

11.                        WAIVER OF SUBROGATION

         Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage insurance policies required to be maintained according to this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

12.                        LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Basic Rent or Additional Rent. If Tenant shall fail to pay any sum of money, other than Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for seven (7) days after notice thereof by Landlord, Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) 16% per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank of America, at its Phoenix, Arizona office as its "reference rate" plus 4 percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Interest Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Basic Rent; provided, however, in no event shall the Interest Rate exceed the maximum rate (if any) permitted by applicable law.

13.                        DEFAULT AND REMEDIES

13.1 Event of Default. The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

(a)               Failure to pay all or any installment of Basic Rent when due;
provided however, that Tenant's failure to pay Basic Rent when due shall not be deemed an Event of Default if Tenant cures such failure by the payment of such Basic Rent within five (5) days of written notice from Landlord, and such failure and subsequent cure does not occur more than twice in any twelve (12) month period.

(b) Failure to pay any Additional Rent or other payments required to be paid by Tenant under this Lease as the same becomes due, and such failure shall continue for seven (7) days after delivery of written notice to Tenant of such failure;

(c) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for 30 days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such 30 day period, then an Event of Default shall not have occurred if Tenant, within such 30 day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within 30 days thereafter;

(d) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

(e)               If Tenant makes a bulk sale of its goods located on the Leased
Premises;

(f) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of 30 days after the levy thereof;

(g) The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor a bankrupt or to delay, reduce or modify Tenant's or any Guarantor's debts or obligations, which petition is not discharged within forty 45 days after the date of filing;

(h) The filing with a court of any petition or other court action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within 45 days after the date of filing;

(i) If Tenant or any Guarantor shall be declared insolvent according to law;

(j) A general assignment by Tenant or any Guarantor for the benefit of creditors;

(k) The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within 45 days after the date of filing;

(l) The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within 45 days after the date of filing; or

(m) The occurrence of an Event of Default under the other provisions of this Lease.

13.2 Remedies. Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a Landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) terminate this Lease and re-enter and take possession of the Leased Premises, in which event Landlord is authorized to make such repairs, redecorating, refurbishment or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishment and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within 5 days after receipt of Landlord's statement; or (b) without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reflecting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reflecting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within 5 days after receipt of Landlord's statement; or
(e) Landlord may declare immediately due and payable all the remaining installments of Basic Rent and Additional Rent and all amounts previously provided to Tenant in the form of "free rent", and such amount, less the fair rental value of the Leased Premises for the remainder of the Lease Term, shall be paid by Tenant within 5 days after receipt of Landlord's statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Basic Rent or Additional Rent, or the failure to re-enter by Landlord, shall not be deemed to be a waiver of

Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights and remedies arising as a result of an Event of Default. Notwithstanding anything to the contrary contained herein, Landlord shall make commercially reasonable efforts to relet the Leased Premises in the event Landlord shall recover possession of the Leased Premises pursuant to an Event of Default by Tenant.

13.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Basic Rent, Additional Rent and other amounts owing under the Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

13.4 Interest on Past Due Amounts. In addition to the late charge described in Article 14 below, if any installment of Basic Rent or Additional Rent is not paid promptly when due, it shall bear interest at the Interest Rate from the date due; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease.

13.5 Default by Landlord. Landlord shall be in default in the performance of any obligations required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within 30 days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than 30 calendar days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within 30 days and thereafter diligently pursues the same to completion.

14.                        LATE PAYMENTS

         Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord, on or before the fifth (5th) day of the month which it is due, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount or $250.00, whichever is greater. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant's default by Landlord with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder.

15.                        ABANDONMENT AND SURRENDER

15.1 Abandonment. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

15.2 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including the Tenant Improvement Work and Tenant's improvements and/or alterations installed pursuant to Article 7, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. Landlord may, however, elect to remove all or any part of such personal property from the Leased Premises, and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Property caused by such removal shall be paid by Tenant within 5 days after receipt of Landlord's statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall give written notice to Landlord at least 30 days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to give such notice or to participate in such joint inspection, Landlord's inspection at or after Tenant's vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's liability for repairs and restoration hereunder.

16.                        INDEMNIFICATION AND EXCULPATION

16.1 Tenant Indemnity. Tenant shall indemnify, protect, defend and hold Landlord harmless for, from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including, without limitation, reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising out of or related to any actions, events or occurrences in the Building, and shall further indemnify, protect, defend and hold Landlord harmless for, from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease.

16.2 Landlord Indemnity. Landlord shall indemnify, protect, defend and hold Tenant harmless for, from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including, without limitation, reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising out of or related to any actions, events or occurrences outside of the Building, and shall further indemnify, protect, defend and hold Tenant harmless for, from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Tenant to which this indemnification shall be applicable, Landlord shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Tenant shall so request, at Landlord's sole cost and expense, by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Article shall survive the expiration or earlier termination of this Lease.

16.3 Waivers. To the fullest extent permitted by applicable law Tenant waives all claims against Landlord for any damage or injury of any kind to persons or property during the term of this Lease from any cause whatsoever, including, but not limited to: (a) the use, occupancy and enjoyment of the Leased Premises by Tenant; (b) the acts or failure to act of any party or parties entering the Land, Building or Leases Premises; (c) the acts, or failure to act of any other tenant or such other tenant's officer, agents, invitees or other parties contracting with them; (d) the condition or design of the Building; (e) the Building becoming out of repair; (f) the failure of or defect in any mechanical equipment in the Building; or (g) the leaking of gas, oil, steam, or water. All property of every kind which may be on the Leased Premises during the term of the Lease shall be at the sole risk of Tenant, and Landlord shall not be liable for any loss or damage thereto.

16.4 Limitations and Liability. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that: Neither Landlord nor its officers, employees, contractors, property manager, consultants, or agents will be liable and Tenant hereby waives and releases all claims, causes of action, or other rights of recovery it may ever have against Landlord or its officers, employees, contractors, property manager, consultants and agents for (i) theft or other crimes or similar misconduct on the Property by persons other than Landlord and its officers, employees, contractors, property manager, consultants and employees; (ii) any consequential, exemplary, punitive, or other special damages of any kind or nature. Tenant also agrees to look solely to Landlord's interest in the property for the recovery of any damages or other sums of money that Landlord may ever owe Tenant under or in connection with this Lease or the Property, and Landlord and its members will never be personally liable for payment of any such damages or other sums of money, or any judgment therefor.

17.                        ENTRY BY LANDLORD

         Landlord reserves and shall at all reasonable times and after reasonable notice (except in an emergency, where no notice shall be required) have the right to enter the Leased Premises to inspect the same, to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby except caused by Landlord's gross negligence or intentional misconduct. Entry by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of; the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

18.                        ASSIGNMENT AND SUBLETTING

18.1 Consent of Landlord Required. Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting (collectively, a "Transfer"), except as aforesaid, or should any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a Transfer, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article, and such restrictions or prohibitions shall apply to each successive Transfer hereunder, if any.

18.2 Permitted Transfers. Notwithstanding anything to the contrary contained in Section 18.1, without Landlord's consent and without triggering any termination right or recapture right or any obligation to pay Landlord any other fee or charge, Tenant shall have the right to assign the Lease or to sublet all or a portion of the Leased Premises to any entity controlled by, or under common control with Tenant, or in connection with a merger, consolidation or sale of all or substantially all of Tenant's assets, as long as the use is for general office purposes. Transfers made pursuant to this Section 18.2 and as permitted by Section 18.3(c)(x), (y) and (z) are hereinafter called "Permitted Transfers", and Tenant shall promptly give Landlord written notice of same.

18.3 Deemed Transfers. For the purposes of this Section 18, a Transfer shall be deemed to include (without limitation) the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner's interest in Tenant, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person to the other or others; (c) if Tenant is a corporation or a limited liability company, the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Tenant in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Tenant to any person, firm or corporation; or (iii) a merger, share exchange, reorganization or other business combination; provided, however, that none of the following will be deemed a transfer: (x) any event described in clauses (i) or (iii) involving any of the equity owners of the Tenant as of the date set forth in Article 1 above (or any entity Affiliated (as defined below) with any such equity owners of the Tenant); (y) any sale of securities by and for the account of the Tenant or any of its Affiliates pursuant to an underwritten public offering registered under the Securities Act of 1933, regardless of the magnitude in the change in equity ownership resulting therefrom; or (z) a merger, share exchange, reorganization or other business combination in the event that the equity owners of the Tenant (or its Affiliates) immediately prior to any such business combination hold at least a majority of the voting securities of the surviving entity resulting from such business combination or in the event that the surviving entity resulting from any such business combination has a financial condition at least equal to that of the Tenant immediately prior to any such business combination; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) the sale, at any time, of 20% or more in the then value of the assets of Tenant not in the ordinary course of business. As used in this Section 18, (x) an "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the person specified, and (y) the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

18.4 Delivery of Information. Except for Permitted Transfers, if Tenant wishes at any time to Transfer the Lease Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

18.5 Recapture. If Tenant proposes to Transfer its interest in all or any part of the Leased Premises, Landlord may, at its option, upon written notice to Tenant within 30 days after Landlord's receipt of the information specified in Article 18.4 above, elect to recapture all or any portion of the Leased Premises, and within 60 days after notice of such election has been given to Tenant, this Lease shall terminate as to the portion of the Leased Premises recaptured. If all or a portion of the Leased Premises is recaptured by Landlord pursuant to this Article 18.5, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Basic Rent, Additional Rent and other charges payable hereunder to such date. If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 18.5, and provided further, that (a) such assignment or sublease is executed within 90 days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the Transfer, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord. In the event that Landlord does not elect to recapture as provided herein, Tenant shall remit to Landlord 50% of Tenant's profit derived from such Transfer. For purposes of the foregoing, profit shall be deemed to include, without limitation, the amount of all rent payable by such assignee, transferee or sublessee in excess of the Basic Rent and Additional Rent payable by Tenant under this Lease less Tenant's reasonable marketing costs and commissions paid in connection with such transfer, if any. If a part of the consideration for such Transfer shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

18.6 No Release from Liability. Landlord may collect Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Article, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any Transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

18.7 Landlord's Expenses. If Landlord consents to the Transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall reimburse Landlord for Landlord's reasonable administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord in connection with such Transfer by Tenant.

18.8 Assumption Agreement. If Landlord consents to a Transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance reasonably acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Basic Rent, Additional Rent and other obligations under this Lease,
(c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 1 and otherwise in strict accordance with this Lease.

19.                        USE OF LEASED PREMISES

19.1 Use. The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building or the Property, or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building or the Property, or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Property and Tenant will not in any way pass out flyers or any promotional material to any individual or automobile that may be on the Property at any time. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Property. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Property. Tenant shall not use the Leased Premises, the Building and/or the Property, or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

19.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Interest Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fees, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article.

20.                        SUBORDINATION AND ATTORNMENT

20.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record,
(b) all ground leases, overriding leases and underlying leases (collectively referred to as the "Leases") of the Building or the Property now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building or the Property, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases. The provisions of this Article shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor". Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage" and the holder of a Superior Mortgage is called a "Superior Mortgagee". If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within seven
(7) business days after request therefor shall be deemed an Event of Default under this Lease. Tenant waives any right to terminate this Lease because of any foreclosure proceedings.

         Notwithstanding the foregoing, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from Landlord's current Superior Mortgagee within 30 days after execution of the Lease stating that Tenant's right of possession will not be disturbed by such Superior Mortgagee (or by any subsequent transferee of the Landlord's interest) in connection with any enforcement of such party's rights so long as Tenant performs its obligations set forth in the Lease, and that Tenant shall attorn to such Superior Mortgagee or purchaser whether the latter takes title by foreclosure, trustee's sale, deed transfer, or otherwise.

20.2 Attornment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment; provided, however, that Tenant shall receive from Successor Landlord a commercially reasonable agreement stating that Tenant shall have quiet possession of the Leased Premises and that the Successor Landlord shall perform all of Landlord's obligations and shall honor this Lease as long as Tenant is not in default hereunder.

21.                        ESTOPPEL CERTIFICATE

         Tenant shall within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying:
(a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit (if any); (e) the Commencement Date and the scheduled expiration date of the Lease Term; (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises;
(g) the amount of Basic Rent, Additional Rent and other charges currently payable under this Lease; and (h) any other matters as reasonably requested by Landlord. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord's interest in this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month's installment of Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein; (vi) that Tenant has no rights to extend or renew this Lease or to expand the Leased Premises; (vii) that the Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct. Landlord may also elect to treat Tenant's failure to provide the Estoppel Certificate within 20 days as an Event of Default.

22.                        SIGNS

         Landlord shall control the exterior appearance of the Building and the exterior appearance of the Leased Premises at all times. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the Building Common Areas or the exterior of the Building without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Landlord may relocate, alter or remove, at Landlord's cost, any exterior signage previously approved by Landlord. In no event may Tenant utilize trucks, automobiles or other vehicles on the Property for signage purposes. Landlord shall install, at Tenant's sole cost and expense, letters or numerals using graphics standard for the Building to identify the Leased Premises at or near the entryway to the Leased Premises. In addition, Landlord shall install, at Landlord's sole cost and expense, Tenant's name and suite number on the Building directory; provided, however, any additions, deletions or other modifications to the Building directory shall be at Tenant's sole cost and expense. All signs shall comply with the Landlord's sign criteria.

         Subject to Landlord's approval of Tenant's signage package and provided that Tenant's signs are constructed and situated in accordance with applicable City of Phoenix regulations, Tenant may place maximum amount of signage on the Building as may be permitted by applicable municipal authority.

23.                        PARKING

23.1 Parking Areas. Tenant shall have sole and exclusive use of the parking areas located on the Project for the term of the Lease, and any extensions thereof, together with necessary access thereto. No storage of vehicles or parking for more than twenty-four (24) hours is allowed without Landlord's prior written consent, which consent may be withheld in its sole and absolute discretion. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Areas from any cause whatsoever, excluding Landlord's gross negligence or intentional misconduct. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Areas, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Areas. Landlord may in its reasonable discretion reconfigure, improve, or otherwise modify the Parking Area; provided, however, that any such changes shall not decrease the number of parking spaces (including covered spaces) designated for use by Tenant pursuant to Article 1 above without Tenant's written consent thereto. In the event that Tenant shall violate any of the terms of this Article, or any of the Rules and Regulations related to the Parking Areas, Landlord may: (a) attach violation notices to such vehicle or vehicles, (b) cause such vehicle(s) to be towed at Tenant's expense, or (c) charge Tenant, as Additional Rent hereunder, $50.00 per violating vehicle. Tenant hereby waives any liability of Landlord to Tenant resulting from the exercise of (a) or (b) in the immediately preceding sentence and agrees to indemnify and hold harmless Landlord from any claims by any of Tenant's Employees in connection with the exercise of either (a) or (b) in the immediately preceding sentence.

24.                        LIENS

         Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics, materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within 15 days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such 15 day period, furnish to Landlord, a bond pursuant to A.R.S. ss. 33-1004 (or any successor statute) satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof. Landlord may require Tenant to post notices of non-responsibility or similar notices on the Leased Premises and portions of the Building to provide notice that Tenant is solely responsible for the payment of fees, costs and expenses incurred in connection with work on the Leased Premises.

25.                        HOLDING OVER

         It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay 150% of the Basic Rent then in effect, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

26.                        ATTORNEYS' FEES

         In the event any action or proceeding brought by either party hereto against the other based upon or arising out of the terms and conditions hereof, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, from the other. In addition, Tenant agrees to pay all costs and reasonable attorney's fees which may be incurred or paid by Landlord in enforcing this Lease, with or without litigation, to the full extent allowable by law, and all such amounts shall be deemed additional rent payable upon demand.

27.                        RESERVED RIGHTS OF LANDLORD

         Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

(a) To change the name or street address of the Building or the Property if required to do so by the applicable governmental or judicial authority;

(b) To exercise approval rights over all signs on the exterior of the Building and the Property;

(c) To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

(d) To require Tenant to remove any unusual or extraordinary alterations to the Leased Premises (such as safes) at the expiration or earlier termination of the Lease Term, provided that Landlord has given notice thereof at the time that installation or alteration was approved by Landlord;

(e) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest therein at any time during the Lease Term, and to prospective Tenants during the last 6 months of the Lease Term;

(f) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

(g) To temporarily close any or all portions of the Parking Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual or any rights to any person or to the public therein and to close temporarily, if necessary, any part of the Parking Areas in order to discourage unauthorized parking therein.

         Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

28.                        EMINENT DOMAIN

28.1 Taking. If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Basic Rent and Additional Rent shall be pro rated to such date. If any part of the Building or Property is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within 90 days after the date of vesting of title in the condemning authority, and (b) if 20% or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within 90 days after the date of vesting of title in such condemning authority. This Lease shall terminate on the 30th day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

28.2 Award. In the event of a taking of all or any part of the Building or the Property, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

29.                        NOTICES

         Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by express or overnight courier or delivery service or deposited with the United States Postal Service, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

30.                        RULES AND REGULATIONS

         Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Property imposed by Landlord and currently existing as set forth on Exhibit "F" attached hereto or as may hereafter from time to time be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Property by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon 10 days notice to Tenant. Breach of the Rules and Regulations by Tenant shall constitute an Event of Default if such breach is not fully cured within 10 days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Property of any Rules or Regulations.

31.                        ACCORD AND SATISFACTION

         No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Basic Rent and Additional Rent (jointly called "Rent" in this Article 31), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

32.                        BANKRUPTCY OF TENANT

32.1 Chapter 7. If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 32.2 and 32.4 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within 60 days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

32.2 Chapters 11 and 13. If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within 60 days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 32.2, that:

(1) The trustee will cure all monetary defaults under this Lease within 10 days from the date of the assumption; and

(2) The trustee will cure all non-monetary defaults under this Lease within 30 days from the date of the assumption.

(b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this
Article 32.2, that within 10 days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

(c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

(1) The trustee or debtor-in-possession will also deposit with Landlord as security for the timely payment of Basic Rent and Additional Rent, an amount equal to 3 months' Basic Rent and Additional Rent accruing under this Lease.

(2) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Basic Rent is payable, 1/12th of Tenant's estimated annual obligations under the Lease for the Additional Rent.

(3) From and after the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the Basic Rent and Additional Rent as provided herein.

(4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(d) Landlord has determined that the assumption of the Lease will not:

(1) Breach any provisions in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

(2) Disrupt, in Landlord's judgement, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of Tenants in the Building that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building; and would enhance the image, reputation, and profitability of the Building.

(e) For purposes of this Article 32.2 "adequate assurance" means that: (i) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient fluids to perform Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and (ii) an order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

32.3 Landlord's Right to Terminate. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 32.2 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate.

32.4 Assignment by Trustee. If the trustee or the debtor-in-possession has assumed the Lease, under the terms of Article 32.1 or
32.2 above, and elects to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Article 32.4, of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

32.5 Adequate Assurance. For the purposes of this Article 32 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

         1. The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease;

         2. If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

         3. Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

         4. When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Basic Rent and Additional Rent.

32.6 Consent of Landlord. Neither Tenant's interest in the Lease nor any estate of Tenant created will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord's acceptance of Basic Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

33.                        HAZARDOUS MATERIALS

33.1 Hazardous Materials Laws. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Section 9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C.
Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

33.2 Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

33.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Property, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article
33. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Property, and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 33.

33.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Property, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

33.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

33.6 Reporting. Tenant shall notify Landlord, in writing, as soon as reasonably possible, but in no event later than 2 days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Property, relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

33.7 Termination; Expiration. Upon the termination or expiration of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials.

33.8 Indemnity. Tenant shall protect, indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article 33 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Property during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 33. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 16 of this Lease. Tenant's obligations pursuant to this Article 33 shall survive the termination or expiration of this Lease.

33.9 Transfer. If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 33.

33.10 Entry, Inspection, Cure. Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times and upon reasonable notice to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 33, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 33 have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least 24 hours prior notice to Tenant. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this
Article 33 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Interest Rate from the date of demand until the date received by Landlord.

33.11 Event of Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

33.12 Landlord Representation. To the actual knowledge of Landlord based solely upon Landlord's review of that certain Phase I environmental site assessment prepared by Certified Environmental Services, dated March 4, 1996 as Project No. 96060S01R04E08BDD, a copy of which has been delivered to Tenant, no Hazardous Materials exist or are located on the Property in violation of any applicable Hazardous Materials Law. Landlord agrees to indemnify and hold Tenant harmless from any loss, expense, fine, penalty or damage resulting from a breach by Landlord of the foregoing representation.

34.                             DECLARATION OF EASEMENTS
                           AND OF COVENANTS AND RESTRICTIONS

         Tenant and all persons in possession or holding under Tenant shall conform to and shall not violate the terms of any matters of record. This Lease is and shall remain subordinate to any Declaration of Easements and of Covenants and Restrictions or similar document now in force or hereinafter recorded against the Property (collectively, the "CC&Rs"). As provided in any CC&R's, no use or operation will be made, conducted or permitted by Tenant on or with respect to all or any part of the Property which is obnoxious to or out of harmony with the development or operation of similar properties, including, without limitation, the following: (a) any public or private nuisance; (b) any noise or sound that is objectionable due to intermittency, beat, frequency, shrillness or loudness; (c) any obnoxious odor; (d) any noxious, toxic, caustic or corrosive fuel or gas; (e) any dust or other dirt in excessive quantities;
(f) any unusual fire, explosion or other damaging or dangerous hazard; (g) the conduct of any sexually oriented business, or a so-called "head" shop or businesses featuring, as a principal portion of a business, the sale or presentation of so-called "adult" products, sexually explicit products, or drug paraphernalia; (h) any activity outside the ordinary course of business which physically and substantially interferes with the business of any other tenant or any other individual or entity using any portion of the Property; (i) the violation of any law, ordinance, or rule or regulation of any governmental authority having jurisdiction over the Property; or (j) for any other unreasonable use of the Property not compatible with the operation of a first-class commercial office development, including, without limitation, advertising media which can be heard or experienced in an annoying manner from the exterior of the Building, the Premises or the Property, or other improvement from which it emanates, such a searchlights, loud speakers, phonographs, radios or television.

35.                        NOTICE TO LANDLORD'S MORTGAGEE

         In the event that Tenant at any time or from time to time receives a written notice from Landlord specifying the name and address of the beneficiary (Landlord's Mortgagee") under any deed of trust, mortgage or other security agreement covering the Property, the Building and/or Landlord's interest in this Lease, Tenant agrees that, in the event of a default hereunder by Landlord which would give Tenant the right to terminate this Lease or declare a total or partial eviction (constructive or otherwise), Tenant shall not seek to terminate this Lease or so declare an eviction by Landlord until (i) Tenant shall have given written notice of such default (which notice shall specify the exact nature of such default and how the same may be cured) to Landlord and Landlord's Mortgagee by certified mail, postage prepaid, return receipt requested, and (ii) thirty (30) days shall have elapsed following the giving of such notice. If, during such thirty (30) day period, Landlord or Landlord's Mortgagee shall cure or substantially undertake to cure such default, Tenant shall waive its right to either terminate this Lease or declare an eviction with respect to the default by Landlord specified in such notice.

36.                        MISCELLANEOUS

36.1 Quiet Enjoyment. If, and so long as, Tenant pays the Rent reserved hereunder and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord or any person or entity claiming by or through Landlord, subject to the terms, covenants and conditions of this Lease.

36.2 Entire Agreement; Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

36.3 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

36.4 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

36.5 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

36.6 Governing Law. This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona. The venue for any dispute arising under this Lease shall be a court of competent jurisdiction in Maricopa County, Arizona.

36.7 Defined Terms and Paragraph Headings. The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. The word "including" shall be deemed to mean "including, without limitation" or by way of example and not by limitation.

36.8 Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

(a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of organization and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

(b) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

(c) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

(d) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

(e) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease; and

(f) All financial statements, tax returns and other financial information delivered by Tenant to Landlord prior to the execution of this Lease is true, correct and complete in all material respects and all financial statements, tax returns or other financial information to be delivered by Tenant to Landlord subsequent to the execution of this Lease shall be true, correct and complete in all material respects.

36.9 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

36.10 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

36.11 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

36.12 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

36.13 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

36.14 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes therefor, governmental restrictions, regulations or controls (including inability to obtain building or occupancy permits), judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Landlord shall excuse the Landlord's performance hereunder for the period of any such prevention, delay, or stoppage.

36.15 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

36.16 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

36.17 Transfer of Landlord's Interest. The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then-transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

36.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker identified in Article 1 above. Tenant shall indemnify, defend and hold Landlord harmless for, from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant. Landlord and Tenant recognize that Tenant has been represented by Signature Associates-ONCOR International and CORE Realty Partners-ONCOR International in this transaction. If and only if this Lease is executed by Landlord and Tenant, a real estate commission shall be paid pursuant to the terms of a separate agreement between Landlord and Signature Associates and CORE Realty Partners dated June 23, 2003.

36.19 Continuing Obligations. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

36.20 Financial Statements. If required by a third party in connection with the sale or financing of the Building or Property, or if Tenant shall be in default hereunder, Tenant shall, within 30 days after receipt of such request by Landlord, deliver to Landlord its most current financial statements including a balance sheet, a statement of income and expenses, and a statement of cash flows, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Year-end statements shall be reviewed by an independent certified public accountant and interim statements shall be certified by Tenant, if Tenant is an individual, by the chief financial officer of Tenant, if Tenant is a corporation, by the manager or a member of Tenant if Tenant is a limited liability company or by a general partner of Tenant, if Tenant is a partnership. Tenant shall supply Landlord with audited financial statements if Tenant prepares audited financial statements in the ordinary course of its business.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

                                   LANDLORD

                                       Orsett/Piedmont Limited Partnership

                                   By: Orsett/Piedmont Properties, Ltd., general
                                       partner

                                       TENANT

                                       Asset Acceptance, LLC, a Delaware limited
                                    liability company

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                   EXHIBIT "C"

                                     DELETED

                                   EXHIBIT "D"

                                   WORK LETTER

                                   WORK LETTER

         This Exhibit is attached to and made a part of the Lease dated ________________, 2003, by and between Orsett/Piedmont Limited Partnership ("Landlord") and Asset Acceptance LLC ("Tenant") for space in the Building commonly known as Piedmont Corporate Center.

1. Tenant shall submit for Landlord's review and approval complete architectural, electrical, plumbing, and mechanical plans and specifications for the construction of alterations, additions, and improvements to the Leased Premises (the "Improvements") and Tenant's sign specifications and criteria. Landlord will advise Tenant of any reasonably required revisions in writing. Within 5 days thereafter, Tenant must deliver to Landlord revised plans and specifications incorporating the revisions required by Landlord. The plans and specifications as revised in accordance with Landlord's requirements will constitute the "Plans" for purposes of this Work Letter. If Tenant thereafter requests any changes in the Plans, Tenant must submit revised drawings and specifications for Landlord's approval. If Landlord approves the changes, the changes may then be incorporated in the Tenant Improvement Work (as hereafter defined) following Landlord's receipt of a change order executed by Tenant, and all references in this Work Letter to the Plans will thereafter be deemed to refer to the Plans as so revised.

2. Tenant will construct Improvements as described in the Plans. Before Tenant begins construction of the Improvements, Tenant must furnish all of the following to Landlord:

         (a) Evidence that all building and other permits for the Improvements have been issued.

         (b) A list of all contractors and subcontractors to be employed by Tenant in connection with construction of the Improvements, each of whom must be approved in writing in advance by Landlord.

         (c) A copy of each contract or subcontract relating to the construction of the Improvements.

         (d) Evidence of insurance satisfactory to Landlord in all respects (including without limitation, coverages, amount insured, and rating of the insurance company), which must name Landlord and its property manager and/or lender as additional insureds.

3. During the course of constructing the Improvements, Tenant must comply, and must cause its contractors and subcontractors to comply, with the Building Rules and Regulations and with all directions and instructions of Landlord and its property manager with respect to construction of the Improvements, means of access to the Leased Premises and the Property, parking, storage and disposal of materials, and other matters. From and after the date of the Lease, Tenant's occupancy in the Leased Premises shall be subject to all terms and provisions of the Lease other than the payment of Basic Rent, which commences on the Commencement Date. Tenant assumes all risks of completing the Improvements, including all risks that Tenant's intended occupancy of the Leased Premises may be delayed owing to delays in completing the Improvements.

4. Prior to occupying the Leased Premises, Tenant must do all of the following:

         (a) Deliver to Landlord a certificate of substantial completion executed by Tenant's architect and approved by Tenant and Landlord, identifying any defective or nonconforming work, including any punchlist items.

         (b) Repair any damage to the Property resulting from construction of the Improvements.

         (c)      Deliver to Landlord as-built drawings for the Improvements.

         (d) Deliver to Landlord a copy of all building and construction permits issued in connection with the construction of the Improvements.

         (e) Deliver to Landlord an original certificate of occupancy for the Leased Premises.

         (f) Deliver to Landlord a list of all contractors, subcontractors, and suppliers of materials for the Improvements certified by Tenant as correct and complete, together with a release of liens in a form satisfactory to Landlord from Tenant and from each party named on the list.

         (g) Deliver to Landlord bills, invoices, or other reasonable evidence of the amount of the Construction Costs paid by Tenant. The "Construction Costs" will equal the actual amount of (i) fees and expenses of the Architect in connection with preparation of the Plans and construction of the Improvements, (ii) costs of labor and materials incorporated or used in the Improvements (the "hard costs"), (iii) fees and other charges payable to contractors for construction of the Improvements, and (iv) fees to governmental authorities for permits, inspections, and certificates of occupancy required in connection with the Improvements.

5. Within 30 days after delivery of the certificate of substantial completion of the Improvements, Tenant must repair or replace any defective portions of the Improvements and any portions of the Improvements that fail to conform to the Plans, including punchlist items, as identified in the certificate of substantial completion. Notwithstanding anything to the contrary in the Lease or any inspection or approval by or on behalf of Landlord, Landlord will have no obligation to repair or replace any portion of the Improvements, and Landlord makes no warranties, express or implied, with respect to the Improvements.

6. Provided that all repairs and replacements required by Section 6 of this Work Letter have been completed and no Event of Default has occurred, Landlord will pay to Tenant the sum of $715,500 (the "Allowance") to be used to offset the costs to Tenant of the Improvements. If and only if Tenant shall use 90% or more of the Allowance for hard costs, but less than 100%, Tenant may use the balance of the amount for moving, furniture or any other costs at Tenant's discretion. Periodically, but in no event more than at 30-day intervals, Tenant shall deliver to Landlord invoices from Tenant's contractor related to work completed to Landlord along with lien waivers with respect thereto. Subject to the limitations defined herein, within 10 days after receipt thereof, Landlord shall remit to Tenant's contractor the payments requested thereby (such payments, however, will in no event exceed the Allowance).

         Subject to the foregoing, within 15 days after completion of all the items listed in Section 5 of this Work Letter, and provided that all repairs and replacements required by Section 6 of this Work Letter have been completed and no Event of Default has occurred, Landlord shall remit to Tenant and/or Tenant's contractor the balance of the tenant improvement allowance.

7. Tenant will indemnify, defend, and hold Landlord and its officers, employees, agents, directors, shareholders, and partners harmless against (a) any and all Construction Costs, (b) any other cost or expense relating to preparation of the Plans or construction of the Improvements to the extent not deducted in computing the Tenant Improvement Allowance, and
(c) any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from injury to persons or loss or damage to property arising from or in connection with the construction of the Improvements.

                                   EXHIBIT "E"

                                 RENEWAL OPTION

A. If Tenant has not committed an Event of Default under the Lease either at the time of exercise or at the time of effect, Tenant shall have the right to extend the term of the Lease for the period(s) described in Article 1.11 (an "Option Period") commencing at the expiration of the initial term or at the expiration of any Option Period (if applicable). Except as may be provided herein, the Lease of the Leased Premises during any Option Period shall be upon the same terms and conditions as set forth in the Lease, other than Basic Rent, which shall be as defined below. If Tenant does not exercise its option by giving written notice to Landlord of Tenant's exercise thereof (the "Option Notice") within the time period described in Article 1.11, then all rights of under this Schedule shall automatically terminate. Time is of the essence herein.

B. The Basic Rent payable by Tenant for the first year of any Option Period shall be the greater of (a) the Basic Rent payable by Tenant in the last month of the initial term or Option Period then in effect (as applicable), or
(b) the current "Market Rate" for the Leased Premises, defined as the then-current fair market rental value (expressed as a per rentable square foot annual rental rate) for comparable properties in the Phoenix metropolitan area at the expiration of the initial term or any Option Period, as applicable. The "Market Rate" shall be determined as follows:

         1. Promptly following receipt by Landlord an Option Notice, Landlord and Tenant shall attempt to reach agreement on the Basic Rent for the applicable Option Period. If Landlord and Tenant are able to agree on the Basic Rent for such Option Period, Landlord and Tenant shall execute an amendment to this Lease stating the agreed upon Basic Rent.

         2. If the parties are unable to agree on the Basic Rent for an Option Period within 30 days following the Option Notice, then each party, at its cost and by giving notice to the other party, shall have 10 days within which to appoint an MAI full-time commercial appraiser with at least 5 years experience to appraise and determine the Market Rate for the Leased Premises during the applicable Option Period. Within 60 days following the Option Notice, each appraiser shall appraise and determine the Market Rate for such Option Period. The appraisers shall arrange for (a) the simultaneous exchange of each appraiser's determination of the Market Rate for the other appraiser's determination of the market Rate and (b) the communication of both determinations of Market Rate to Landlord and Tenant. If the difference between the two determinations of Market Rate is less than or equal to 10% of the higher of the two determinations of Market Rate, then the Market Rate shall be the average of the two determinations of Market Rate and the appraisers shall notify Landlord and Tenant of the Market Rate so determined. If the difference between the two determinations of Market Rate is more than 10% of the higher of the two determinations of Market Rate, then the Market Rate shall be determined as set forth in Paragraph 3. If a party does not appoint an appraiser within such 10 day period or the appraiser appointed by a party does not appraise and determine the Market Rate within such 60 day period, the determination of the Market Rate by the single appraiser appointed by the other party shall be the Market Rate for the applicable Option Period. Each of the parties shall bear the cost of its own appraiser.

         3. In the event that the Market Rate shall be determined by this Paragraph 3, then, within 70 days following the Option Notice, the two appraisers appointed by the parties shall meet to select a third appraiser. Each appraiser shall nominate no more than three such appraisers (with qualifications as described in Paragraph 2 and with the added qualification that each such nominee shall be a person who has not previously acted in any capacity for either party). The two appraisers shall either agree on the third appraiser from among the nominees or, if they are unable to agree, select the third appraiser by lot from among the nominees and notify Landlord and Tenant of the third appraiser so selected. Within 85 days following the Option Notice, the third appraiser shall review the work product of the two appraisers appointed by the parties and determine which of the two determinations of Market Rate made by such appraisers is, in the judgment of the third appraiser, the more accurate determination of Market Rate and shall notify Landlord and Tenant of such determination. The third appraiser may select only one of the two determinations of Market Rate made by the two appraisers appointed by the parties and may not select another rate. Each of the parties shall bear one-half of the cost of the third appraiser.

C. In the event that Tenant shall validly transfer this Lease in accordance with the provisions of Section 18, the Renewal Option described herein shall specifically be transferred therewith.

         EXHIBIT "F"

         RULES AND REGULATIONS

         1. Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

         2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Property shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. The halls, passages, exits, entrances, elevators, stairways, and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

         3. No awnings or other projection shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

         4. No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

         5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

         6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Property, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Property.

         7. The restrooms, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Property.

         8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Property, the Building or the premises demised to such tenant or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

         9. Any carpeting cemented down by a tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.

         10. No bicycles, vehicles or animals of any kind (except service dogs) shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the written approval of Landlord, except for microwaves and coffee makers. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

         11. No space in the Building or the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

         12. No tenant and no employee, visitor, agent, or licensee of any Tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, broadcasting equipment or other audio device, noise, whistling, singing, yelling or screaming, or in any other way. Nothing shall be thrown out of any doors. No tenant and no employee, visitor, agent, or licensee of any Tenant shall conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will impair the comfort, convenience or safety of other tenants in the Building.

         13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof without notice to Landlord and without furnishing a key to same to Landlord. Each tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

         14. All removal from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

         15. No tenant or occupant shall engage or pay any employees in the Building or the Property, except those actually working for such tenant or occupant in the Building or the Property, nor advertise for day laborers giving an address at the Building or the Property.

         16. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while making repairs or alterations in said premises.

         17. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes or in any matter that, in Landlord's reasonable business judgment, threatens the safety of the Building or the tenants of the Building and their employees and invitees. In addition, each tenant shall maintain its furniture, fixtures and equipment within its premises in a manner that presents a pleasant appearance both in daylight and nighttime from the surrounding streets and roadways.

         18. Canvassing, soliciting and peddling in the Building or the Property are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         19. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may reasonably require.

         20. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved in writing by Landlord.

         21. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         22. No tenant shall clean any window of the Building from the outside.

         23. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

         24. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

         25. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

         26. Each tenant and all of tenant's representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

         27. Except as may be specifically provided in the tenant's lease, Tenant shall not install any radio, telephone, television, microwave or satellite antenna, or other device on the roof or exterior walls of the Building without written approval of Landlord.

         28. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building or the Property unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         29. Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

         30. No tenant shall bring onto the Property or into the Building any pollutants, contaminants, inflammable, gasolines, kerosene or hazardous substances (as now or later defined under State or Federal law).

         31. All tenants and tenants' servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord's agent from time to time adopt. Each tenant shall at all times keep the premises leased to such tenant, its employees, agents and invitees under its control so as to prevent the performance of any act that would damage the Building or its reputation or the premises leased to such tenant or could injure, annoy, or threaten the security of the other tenants in the Building or their respective employees, agents or invitees or the public.

         32. Each person using the Parking Area or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Areas or other areas, including any employee or visitor parking restrictions. The Rules and Regulations applicable to the Parking Areas and the outside parking areas are as follows:

                  (a) The maximum speed limit within the Parking Area shall be 5 miles per hour.

                  (b) All directional signs and arrows must be strictly observed.

                  (c) All vehicles must be parked entirely within painted stall lines.

                  (d) No intermediate or full-sized car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other 2 or 3 wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use thereby.

                  (e) No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.

                  (f) Each operator shall be required to park and lock his or her own vehicle, shall use the parking facilities at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

                  (g) Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

         33. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment for its best interest or of the best interests of the tenants of the Property.

         34. Landlord has designated the Building a "non-smoking" building. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building, Building Common Areas, including the Building Lobby, the Building entrances and exits, including the portions of the Property adjacent thereto, public corridors, lavatories, elevators and other public areas.

         35. Bicycles, motorcycles and other 2 or 3 wheeled vehicles may only be stored or parked in areas designated, from time to time, by Landlord.

                           ASSIGNMENT, ASSUMPTION AND
                         CONSENT TO ASSIGNMENT OF LEASE

     THIS AGREEMENT is made as of this 7/25 day of July, 2003 by and between ORSETT/BEVERLY L.L.C., an Arizona limited liability company ("Landlord"); ASSET ACCEPTANCE LLC, a Michigan limited liability company ("Assignor"); and ORSETT PROPERTIES, LTD., an Arizona corporation ("Assignee").

                                    RECITALS

     1. Landlord and Assignor, as successor-in-interest to OSI, Inc., are the parties to that certain lease dated May 19, 1998 (as amended, the "Lease") for approximately 8,350 rentable square feet of office space ("Premises") located in the building commonly known as the Beverly Center, which is located in Phoenix, Arizona, as more fully described in the Lease.

     2. Assignor now desires to assign all of its right, title and interest in and to the Lease to Assignee, and Landlord agrees to release Assignor from its obligations under the Lease as provided herein.

     3. Section 10 of the Lease requires Landlord's written approval of any proposed assignment of the Lease and Landlord has agreed to grant such approval subject to the terms of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

     1. Assignment. Subject to the terms hereof, Assignor does hereby assign to Assignee all of its right, title and interest in and to the Lease as of October 1, 2003 (the "Effective Date"). As of the Effective Date, Assignee accepts, assumes and agrees to make all payments and to be bound by and perform all covenants, conditions, obligations, and duties of Assignor under the Lease first arising after the Effective Date.

     2. Consent and Release. Landlord consents to the assignment of Assignor's interests in and to the Lease to Assignee, but does not waive any rights Landlord may have against Assignor that accrued prior to the date hereof. Assignee shall be responsible to Landlord for any and all payment obligations under the Lease, as well as the faithful performance of all of the terms and conditions in the Lease arising after the Effective Date. Provided that there shall not be any default hereunder or under the Lease, or under that certain lease entered into by Assignor and Orsett/Piedmont Limited Partnership of even date herewith (the "Other Lease"), Landlord will release Assignor from its obligations under the Lease as of the Effective Date. Assignor understands and agrees that such release will not relate to any rights or actions or obligations

(including, without limitation, indemnity obligations) of Assignor that may exist or accrue prior to the Effective Date.

     3. Assurances. Assignor represents and warrants to Assignee and Landlord that (a) the Lease is in full force and effect and has not previously been amended or modified except as reflected in Exhibit A, and (b) there exists no event or circumstance that with or without notice, or the passage of time, or both, could constitute a default or breach of the Lease by Landlord or by Assignor. Landlord covenants and represents that it is the holder of the interests of Landlord under the Lease, and has full right and authority to enter into this Agreement.

     4. Conditions Precedent. The effectiveness of tis Assignment is subject to Assignor's compliance with following: (a) Assignor must surrender possession of the Premises to Assignee on the Effective Date (the "Delivery Date"), and Assignor will have no right to enter or occupy the Premises thereafter; (b) from the date of this Agreement until the Effective Date, Assignor must pay all Rent or other sums due Landlord as and when provided in the Lease and must otherwise comply with its obligations under the Lease; and (c) Assignee shall have executed and delivered the Other Lease to Orsett/Piedmont Limited Partnership, shall have accepted the Premises as defined therein, and shall not have been in default thereunder as of the Effective Date.

     5. Tenant Reconciliations. Notwithstanding the Effective Date of this Agreement or anything to the contrary set forth herein, if, as the result of Landlord's reconciliation of Additional Rent for the calendar year ended December 31, 2003, Assignor: (a) owes additional sums to Landlord for its share of Additional Rent for such calendar year, Assignor shall be solely responsible for the payment of the additional sums to Landlord, or (b) has paid Landlord more than its share of Additional Rent for such calendar year, Assignor shall be solely entitled to the refund for such overpayment.

     6. Notices. As of the date of this Agreement, all written notices required to be given by Landlord to the Tenant under the Lease shall be sent to Assignee at the following address:

         372 Washington Street
         Wellesley, MA 02481
         Attention: Lease Admin.

     7. No Amendment. Except as expressly provided herein, no provision of this Agreement alters or modifies any of the terms and conditions of the Lease.

     8. Severability. If any provision of this Agreement or its application to any entity, person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other entities, persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

     9. Entire Agreement. This document contains the entire agreement between the

                                   EXHIBIT A

                            FIRST AMENDMENT TO LEASE

LANDLORD:      Orsett/Beverly L.L.C., an Arizona limited liability company

TENANT:        Outsourcing Solutions, Inc., a Delaware corporation

DATE:          September 2, 1998


                                    Recitals

     A. Landlord and Tenant previously entered into that certain Lease Agreement dated May 19, 1998 (the "Lease"); and

     B.   Landlord and Tenant now wish to amend the terms of said Lease.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, the parties hereby agree as follows, all capitalized terms having the same meaning as in the Lease unless specifically defined herein.


                                   Agreement

     1. Parking. Section 6.1 of the Lease is hereby amended to read in full as follows:

          "During the term of this Lease, Tenant shall have the use of 10 covered and reserved parking spaces (the exact location of which shall be determined by Landlord) at no cost to Tenant. Tenant shall also have the use of 50 uncovered parking spaces located in the surface parking area of the Parking Facilities on a non-exclusive basis at no cost to Tenant. Tenant shall not park in any areas that are reserved for other tenants or in areas marked for visitor parking."

     2. Interpretation. In the event of any conflict between the terms and provisions of this First Amendment and the Lease, the terms and provisions of this First Amendment shall govern and control.

     3. Ratification. Except as expressly modified hereby, the Lease is hereby ratified and confirmed in its entirety.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first appearing above.

                                   ORSETT/BEVERLY L.L.C., an Arizona limited liability company

                                   By: -s- ?
                                       -------------------------------------
                                   Its: Member
                                        ------------------------------------
                                                                  "Landlord"



                                   OUTSOURCING SOLUTIONS, INC., a Delaware
                                   corporation

                                   By: -s- Peter D. Waldstein
                                       -------------------------------------
                                   Its: Senior Vice President
                                        ------------------------------------
                                                                    "Tenant"
parties regarding the matter addressed by this Agreement. No variations, modifications or changes relating to this Agreement shall be binding upon any party unless set forth in a document duly executed by or on behalf of such party.

     10. Due Authorization. Each party represents that the person executing this Agreement for such party is acting on behalf of such party and is duly authorized to execute this Agreement for such party.

     11. Governing Law. The law of the State of Arizona shall govern the validity, interpretation, construction and performance of this Agreement.

     12. Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the representatives, successors and assigns of the parties hereto.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


LANDLORD:           ORSETT/BEVERLY LLC, an Arizona limited liability company

                    By:       CRF Manager, Inc.
                    Its:      Manager
                              By:       GREG NEWSON
                                 ---------------------
                              Name:     GREG NEWSON
                                   -------------------
                              Title:    Secretary
                                    ------------------


ASSIGNOR:           ASSET ACCEPTANCE LLC, a Delaware limited liability company

                    By:       NF Bradley
                       -----------------------
                    Name:     N.F. Bradley
                         ---------------------
                    Title:    Pres/CEO
                          --------------------


ASSIGNEE:           ORSETT PROPERTIES, LTD., an Arizona corporation

                    By:       GREG NEWSON
                       -----------------------
                    Name:     GREG NEWSON
                         ---------------------
                    Title:    CEO
                          --------------------

                                  EXHIBIT "A"

PARCEL NO. 1:

Lot 3, of WESTMOUNT TECH CENTER, according to the plat of record in the office of the County Recorder of Maricopa County Arizona, recorded in Book 283 of Maps, Page 7;

EXCEPT BEGINNING at the Southwest corder of said Lot 3;

thence North 00 degrees 53 minutes 32 seconds West, along the West line of said Lot 3, a distance of 425.31 feet, to the beginning of a tangent curve, concave Southeasterly, said curve having a radius of 291.28 feet;

thence Northeasterly along the arc of said curve and said West line, through a central angle of 34 degrees 38 minutes 36 seconds, a distance of 176.12 feet, to the beginning of a compound curve, concave Southeasterly, said curve having a radius of 40.00 feet;

thence Northeasterly along the arc of said curve and said West line, through a central angle of 43 degrees 06 minutes 49 seconds, a distance of 30.10 feet, to the beginning of a reverse curve, concave Northwesterly, said curve having a radius of 60.0 feet;

thence Northeasterly along the arc of said curve and said West line, through a central angle of 43 degrees 06 minutes 49 seconds, a distance of 45.15 feet, to the Northernmost corner line of said Lot 3;

thence South 56 degrees 14 minutes 56 seconds East, along said North line, a distance of 40.00 feet;

thence North 89 degrees 26 minutes 14 seconds East, along said North line, a distance of 275.46 feet; to a line parallel to and 421.07 feet Easterly of the tangent portion of the West line of said Lot 3;

thence South 00 degrees 53 minutes 32 seconds East, a distance of 607.45 feet, to the South line of said Lot 3;

thence South 89 degrees 06 minutes 28 seconds West, along the South line of said Lot 3, a distance of 421.07 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

An Easement for ingress and egress as created in instrument recorded June 10, 1986 in 86-290529, of Official Records and First Amendment recorded July 15, 1991 in 91-325216, of Official Records.